Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

Date: August 10, 2005	By:	/s/ Jerome J. Gassen
	Name:	Jerome J. Gassen
	Title:	President and Chief Executive Officer

Date: August 10, 2005	By:	/s/ Bradley L. Smith
	Name:	Bradley L. Smith
	Title:	Senior Vice President – Treasurer and
Chief Financial Officer